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                                     BY-LAWS
                                       of

                 SALOMON BROTHERS INSTITUTIONAL SERIES FUNDS INC

                                    ARTICLE I

                                  Stockholders

         SECTION 1. Place of Meeting. Meetings of stockholders shall be held at such place in the United States as the Board of Directors may determine.

         SECTION 2. Annual Meetings. The Corporation shall not be required to hold an annual meeting of its stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940 ("the Investment Company Act"). In the event that the Corporation shall hold an annual meeting of stockholders, such meeting shall be held at a date and time set by the Board of Directors; provided, however, that if the purpose of the meeting is to elect directors or to approve an investment advisory agreement or distribution agreement, then the date and time of such meeting shall be set in accordance with the Investment Company Act and no later than 120 days after the occurrence of the event requiring the meeting. Any stockholders' meeting held in accordance with the preceding sentence shall constitute the annual meeting of stockholders for the fiscal year of the Corporation in which the meeting is held. Except as the Charter or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

         SECTION 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Charter, may be held at any place within the United States, and may be called at any time by the Board of Directors or by the Chairman or the President, and shall be called by the Secretary (or in his absence, an Assistant Secretary) at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders entitled to cast at least twenty-five percent (25%) of the votes entitled to be cast at the meeting upon payment by such stockholders to the Corporation of the reasonably estimated cost of preparing and mailing a notice of the meeting (which estimated cost shall be provided to such stockholders by the Secretary of the Corporation). Notwithstanding the foregoing, unless requested by stockholders entitled to cast a majority of the votes entitled to be cast at the meeting, a special meeting of the stockholders need not be called at the request of stockholders to consider any matter that is substantially the same as a matter voted on at any special
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meeting of the stockholders held during the preceding twelve (12) months. A written request shall state the purpose or purposes of the proposed meeting.

         SECTION 4. Record Dates. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date in any case shall be not more than 90 days, and in case of a meeting of stockholders, not less than 10 days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

         SECTION 5. Notice of Meeting; Waiver of Notice. Not less than 10 and not more than 90 days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at the meeting and to each other stockholder entitled to notice of such meeting, written notice of the time, date, place, and, in the case of a special meeting or when otherwise required by the laws of the State of Maryland, the purpose or purposes of the meeting. Notice is given to a stockholder when it is personally delivered to him, left at his residence or usual place of business, or mailed to him at his address as it appears on the records of the Corporation. Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends the meeting in person or by proxy, or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.

         SECTION 6. Notice of Stockholder Business.

         (a) At any annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting, the business must be (i) (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder and (ii) a proper subject under applicable law for stockholder action.

         (b) For business to be properly brought before an annual or special meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, any such notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than 60 days prior to the date of the meeting; provided, however, that if less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, any such notice by a stockholder to be timely must be so received not later than the close of business
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on the tenth day following the day on which notice of the date of the annual or special meeting was given or such public disclosure was made.

         (c) Any such notice by a stockholder shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (i) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the capital stock of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

         (d) Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section 6. The Chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 6, and if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be considered or transacted.

         SECTION 7. Quorum; Voting. Unless statute or the Charter provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, except that where the holders of shares of any series or class thereof are entitled to a separate vote as a series or class (such series or class being referred to as a "Separate Class") or where the holders of shares of two or more (but not all) series or classes are required to vote as a single series or class (such classes being referred to as a "Combined Class"), the presence in person or by proxy of the holders of a majority of the shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote. A majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

         SECTION 8. Adjournment. Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice by a majority vote of the stockholders present in person or by proxy to a date not more than 120 days after the original record date. If a quorum with respect to a Separate Class or a Combined Class, as the case may be, shall not be present or represented at any meeting of stockholders, the holders of a
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majority of the shares of such Separate Class or such Combined Class, as the case may be, present in person or by proxy and entitled to vote shall have power to adjourn the meeting from time to time as to such Separate Class or such Combined Class, as the case may be, without notice other than announcement at the meeting, until the requisite number of shares entitled to vote at such meeting shall be present. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

         SECTION 9. Conduct of Meetings. Each meeting of stockholders shall be presided over by the Chairman of the Board or, if he or she is not present, by the Vice Chairman of the Board or, if neither of them are present, by a chairman to be elected at the meeting. The Secretary shall act as secretary of the meeting or, if he or she is not present, an Assistant Secretary shall so act. If neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a Secretary.

         SECTION 10. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

         SECTION 11. General Right to Vote; Proxies. Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class or series, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections of directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock he owns of record either in person or by written proxy signed by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases in which the proxy states that it is irrevocable and in which an irrevocable proxy is permitted by law.

         SECTION 12. List of Stockholders. At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote as such meeting, showing the number and classes or series of shares held by each and certified by the transfer agent for such classes or series or by the Secretary, shall be furnished by the Secretary.

         SECTION 13. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one (1) or more inspectors to act at the meeting or at any adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the
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meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall, if required by the chairman of the meeting, take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors, if appointed, shall determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do those acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders of the Corporation.

         SECTION 14. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute or the Corporation's Charter, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, if the following are filed with the records of stockholders' meetings: (a) a unanimous written consent that sets forth the action and is signed by each stockholder entitled to vote on the matter and (b) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at the meeting.

                                   ARTICLE II

                               Board of Directors

         SECTION 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all powers of the corporation and do all lawful acts and things that are not by law, the Charter of the Corporation or these By-Laws directed or required to be done by the stockholders.

         SECTION 2. Number and Tenure. The Corporation shall have at least three directors; provided that, if there is no stock outstanding, the number of directors may be less than three but not less than one, and, if there is stock outstanding and so long as there are fewer than three stockholders, the number of directors may be less than three but not less than the number of stockholders. The Corporation shall have the number of directors as provided by the Charter of the Corporation until changed by a
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vote of a majority of the entire Board of Directors from time to time, provided that this number shall in no event be fewer than that required by law, nor more than 21. Each director shall hold office until his successor is elected and qualifies or until his earlier resignation or removal.

         SECTION 3. Vacancies. The stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director by the stockholders. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director. Vacancies in the Board of Directors for any cause, except an increase in the authorized number of directors, may, subject to the Investment Company Act, be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A vacancy resulting from an increase in the authorized number of directors may, subject to the Investment Company Act, be filled by a majority of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy serves until his successor is elected and qualifies or until his earlier resignation or removal.

         SECTION 4. Resignation. A director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or to the Vice-Chairman of the Board or the President or the Secretary of the Corporation. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

         SECTION 5. Removal of Directors. Unless statute or the Charter provides otherwise, the stockholders may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors. The Board of Directors shall promptly call a meeting of stockholders for the purpose of voting upon the question of removal of any director or directors when requested in writing to do so by the record holders of not less than ten percent of the outstanding shares.

         Whenever ten or more stockholders of record who have been such for at least six months preceding the date of application, and who hold in the aggregate either shares having a net asset value of at least $25,000 or at least one percent of the outstanding shares, whichever is less, shall apply to the Board of Directors in writing, stating that they wish to communicate with other stockholders with a view to obtaining signatures to a request for a meeting to vote on the removal of any director and accompanied by a form of communication and request which they wish to transmit, the Board shall within five business days after receipt of such application either (i) afford
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to such applicants access to a list of the names and addresses of all stockholders as recorded on the books of the Corporation; or (ii) inform such applicants as to the approximate number of stockholders of record, and the approximate cost of mailing to them the proposed communication and form of request. If the Board elects to follow the course specified in clause (ii) above, the Board, upon the written request of such applicants accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all stockholders of record at their addresses as recorded on the books, unless within five business days after such tender the Board shall mail to such applicants and file with the Securities and Exchange Commission (the "Commission"), together with a copy of the material to be mailed, a written statement signed by at least a majority of the directors to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion. If the commission shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all objections so sustained have been met and shall enter an order so declaring, the Board shall mail copies of such material to all stockholders with reasonable promptness after the entry of such order and the renewal of such tender.

         SECTION 6. Notice of Meetings: Waiver of Notice. Except as provided in
Section 6, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him, left at his residence or usual place of business, or sent by telegraph, facsimile transmission or telephone, at least 24 hours before the time of the meeting or, in the alternative, by mail to his address as it shall appear on the records of the Corporation at least 72 hours before the time of the meeting. Unless statute, the By-Laws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in a writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

         SECTION 7. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held at any place within
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or without the State of Maryland as the Board of Directors may determine.

         SECTION 8. Regular Meetings. Regular Meetings of the Board of Directors shall be held at the conclusion of each annual meeting of stockholders and at any other time fixed by the Board of Directors. No notice of regular meetings shall be required.

         SECTION 9. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or a majority of the Directors. Written notice of the time and place of any special meeting shall be delivered or telegraphed to each director not less than one day before the meeting or mailed to each director not less than three days before the meeting. Notice of any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice that is filed with the records of the meeting or who shall attend the meeting.

         SECTION 10. Quorum. Unless statute or the Charter or these By-Laws requires a greater proportion, a majority of the total number of directors shall constitute a quorum for the transaction of business, provided that a quorum shall be no less than two directors, except where the Board consists of only one director, a quorum shall be one director. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting until a quorum shall have been obtained. Except as otherwise provided by law, the Charter of the Corporation, these By-Laws or any contract or agreement to which the Corporation is a party, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

         SECTION 11. Committees. The Board of Directors may designate an executive committee and other committees composed of two or more directors, and the members thereof, and each committee shall have the powers, authority and duties specified in the resolution creating the same and permitted by law. If a member of a committee is absent or disqualified, the members present at a meeting, whether or not constituting a quorum, may appoint another member of the Board of Directors to act at the meeting in place of the absent or disqualified member.

         SECTION 12. Organization. The Chairman of the Board shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to act, the President (if he is a director), or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary (or, in his or her absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes of the meeting.
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         SECTION 13. Written Consent of Directors in Lieu of a Meeting. Subject
to the provisions of the Investment Company Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

         SECTION 14. Telephone Conference. Members of the Board of Directors or any committee of the Board may participate in any Board or committee meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting, provided, however, that such participation shall not constitute presence in person with respect to matters which the Investment Company Act, and the rules thereunder require the approval of directors by vote cast in person at a meeting.

         SECTION 15. Compensation of Directors. The Board of Directors may authorize reasonable compensation to directors for their services as directors and as members of committees of the Board of Directors and may authorize the reimbursement of reasonable expenses incurred by directors in connection with rendering those services.

                                   ARTICLE III

                                   COMMITTEES

         SECTION 1. Committees. The Board of Directors may appoint from among its members an Executive Committee and other committees composed of two or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to declare dividends or other distributions on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which required stockholder approval, amend the By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

         SECTION 2. Committee Procedure. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of
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business and the action of a majority of those present at a meeting at which a quorum is present shall be action of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if a unanimous written consent which sets for the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by telephone in accordance with the provisions of Article II Section 14.

         SECTION 3. Emergency. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the Charter and these By-Laws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of Section 1. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available directors shall elect an Executive Committee composed of any two members of the Board of Directors, whether or not they be officers of the corporation, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the foregoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of these By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementing resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of these By-Laws.

                                   ARTICLE IV

                                    Officers

         SECTION 1. Election and Removal. The Board of Directors shall elect a President, a Secretary and a Treasurer. The Board of Directors may also in its discretion elect a Chairman of the Board, a Vice Chairman of the Board, one or more Executive Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers, agents and employees. Any two or more offices, except those of President and Vice President, may be held by the same person. A person who holds more than one office may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law

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to be executed, acknowledged, or verified by more than one officer. The Board of
Directors may fill any vacancy which may occur in any office. All officers shall hold office at the pleasure of the Board of Directors, and any officer may be removed from office at any time with or without cause by the Board of Directors whenever, in the judgment of the Board of Directors, the best interests of the Corporation will be served thereby.

         SECTION 2. Powers and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may from time to time be conferred by resolution of the Board of Directors.

                                    ARTICLE V

                          INDEMNIFICATION AND INSURANCE

         SECTION 1. Indemnification of Directors and Officers. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a proceeding by or in the right of the Corporation in which such person shall have been adjudged to be liable to the Corporation), by reason of being or having been a director or officer of the Corporation, or serving or having served at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another entity in which the Corporation has an interest as a shareholder, creditor or otherwise (a "Covered Person"), against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable expenses (including attorney's fees) actually incurred by the Covered Person in connection with such action, suit or proceeding, except (i) liability in connection with any proceeding in which it is determined by (A) the act or omission of the Covered Person was material to the matter giving rise to the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty, or (B) the Covered Person actually received an improper personal benefit in money, property or services, or (C) in the case of any criminal proceeding, the Covered Person had reasonable cause to believe that the act or omission was unlawful and (ii) liability to the Corporation or its security holders to which the Covered Person would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (any or all of the conduct referred to in clauses (i) and (ii) being hereinafter referred to as "Disabling Conduct").

         SECTION 2. Procedure For Indemnification. Any indemnification under
Section 1 shall (unless ordered by a court)
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be made by the Corporation only as authorized for a specific proceeding by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Covered Person to be indemnified was not liable by reason of Disabling Conduct, (ii) dismissal of the proceeding against the Covered
Person for insufficiency of evidence of any Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, by a majority of a quorum of the directors who are neither "interested persons" of the Corporation as defined in the Investment Company Act nor parties to the proceeding ("disinterested, non-party directors"), or an independent legal counsel in a written opinion, that the Covered Person was not liable by reason of Disabling Conduct. The termination of any proceeding by judgment, order or settlement shall not create a presumption that the Covered Person did not meet the required standard of conduct; the termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, shall create a rebuttable presumption that the Covered Person did not meet the requirement standard of conduct. Any determination pursuant to this
Section 2 shall not prevent recovery from any Covered Person of any amount paid to him in accordance with this By-Law as indemnification of such Covered Person is subsequently adjudicated by a court of competent jurisdiction to be liable by reason of Disabling Conduct.

         SECTION 3. Advances. Any current or former director or officer of the Corporation claiming indemnification within the scope of this Article V shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with proceedings to which he is a party in the manner and to the full extent permissible under the Maryland General Corporation Law, the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act, as those statutes are now or hereafter in force; provided, however, that the person seeking indemnification shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance, if it should ultimately be determined that the standard of conduct has not been met, and provided further that at least one of the following additional conditions is met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking; (b) the Corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the Corporation who are neither "interested persons" as defined in Section 2(a)(19) of the Investment Company Act, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall determine, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

         SECTION 4. Procedure. At the request of any current or former director or officer, or any employee or agent whom the Corporation proposes to indemnify, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, the 1933 Act, and the Investment Company Act, as those statutes are now or hereafter in force, whether the standards required by this Article V have been met; provided, however, that indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought, finding that the person to be indemnified was not liable by reason of disabling conduct, (b) dismissal of the proceeding against the person for insufficiency of evidence of any disabling conduct, or (c) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct, by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an independent legal counsel in a written opinion. The termination of any proceeding by judgment, order or settlement shall not create a presumption that the person seeking indemnification did not meet the required standard of conduct; that a termination of any proceeding by a conviction, or a plea of nolo contendere or, its equivalent or an entry of an order of probation prior to judgment shall create a rebuttable presumption that the person seeking indemnification did not meet the required standard of care. Any determination pursuant to this Article V, Section 3 shall not prevent recovery from any person of any amount paid to him in accordance with this By-Law as indemnification if such person is subsequently adjudicated by a court of competent jurisdiction to be liable by reason of disabling conduct.

         SECTION 5. Indemnification of Employees and Agents. Employees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, in accordance with the procedures set forth in this Article V to the extent permissible under the Maryland General Corporation Law, the 1933 Act, and the Investment Company Act, as those statutes are now or hereafter in force, and to such further extent, consistent with the foregoing, as may be provided by action of the Board of Directors or by contract.

         SECTION 6. Other Rights. The indemnification and advances of expenses provided by this Article V shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking such indemnification may be entitled under any law (common or statutory) or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action by a director or officer of the Corporation in his official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification and advance of expenses under the Charter and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the corporation who serves or served in such capacity at any time while this By-Law is in effect. Nothing herein shall prevent the amendment of this By-Law, provided that no such amendment shall diminish the rights of any Covered Person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this By-Law shall not in any way diminish any rights to indemnification or advance of expenses of a Covered Person or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this By-Law or any provision hereof is in force. The Corporation may purchase and maintain insurance on behalf of any Covered Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such; provided, however, that the Corporation shall not purchase insurance to indemnify any Covered Person against liability for Disabling Conduct. The invalidity or unenforceability of any provision of this
Article V shall not affect the validity or enforceability of any other provision hereof. The phrase "this By-Law" in this Article V means this Article V in its entirety.

         SECTION 7. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, against any liability asserted against and incurred by him in any such capacity, or arising out of his status as such, provided that no insurance may be obtained by the Corporation for liabilities against which it would not have the power to indemnify him under this Article V or applicable law.

                                   ARTICLE VI

                                      Stock

         SECTION 1. Certificates of Stock. If the Board of Directors authorizes the issue of a series or class of stock with certificates, each holder of shares of that series or class, upon written request therefor in accordance with such procedures as may be established by the Board from time to time, is entitled to certificates which represent and certify the shares of that series or class he holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the series or class of stock and number of shares it represents. It shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President, an Executive Vice-President, or a Vice-President and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. The Board of Directors may authorize the issue of some or all of the shares of any or all series or classes without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation. At the time of issue or transfer of shares without certificates the Corporation shall send each stockholder a written statement of the information required by the Maryland General Corporation Law.

         SECTION 2. Transfers. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

         SECTION 3. Record Date and Closing of Transfer Books. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Article I, Section 8, more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date of the closing of the transfer books shall be at least ten days before the date of the meeting.

         SECTION 4. Stock Ledger. The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each series or class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular series or class of stock, or, if none, at the principal office in the State of Maryland or the principal executive offices of the Corporation.

         SECTION 5. Certification of Beneficial Owners. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify, the purpose for which the certification may be made, the form of certification and the information to be contained in it if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification may be received by the Corporation, and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

         SECTION 6. Lost Stock Certificates. The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen or destroyed, including the requirement that the owner furnish a bond as indemnity against any claim that may be made against the Corporation in respect of the lost, stolen or destroyed certificate, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

                                   ARTICLE VII

                                     Finance

         SECTION 1. Check, Drafts, Etc. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President, an Executive Vice-President, a Vice-President or an Assistant Vice-President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

         SECTION 2. Annual Statement of Affairs. The President or Treasurer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a statement of net assets and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders, if any, within 20 days after the meeting (or, in the absence of an annual meeting, within 120 days after the end of the fiscal year, placed on file at the Corporation's principal office in the State of Maryland.

         SECTION 3. Fiscal Year. The fiscal year of the Corporation shall be the twelve-calendar-month period ending June 30 in each year, unless otherwise provided by the Board of Directors.

         SECTION 4. Dividends. If declared by the Board of Directors at any meeting thereof, the Corporation may pay dividends on its shares in cash, property, or in shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the Charter of the Corporation.

                                  ARTICLE VIII

                                Sundry Provisions

         SECTION 1. Books and Records. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these By-Laws shall be kept at the principal office of the Corporation.

         SECTION 2. Corporate Seal. The Board of Directors may provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

         SECTION 3. Bonds. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

         SECTION 4. Voting Shares in Other Corporations. Shares of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

         SECTION 5. Mail. Any notice or other document which is required by these By-Laws to be mailed shall be deposited in the United States mails, postage prepaid.

         SECTION 6. Execution of Documents. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

         SECTION 7. Amendments. Subject to the special provisions of Article II,
Section 2, (i) any and all provisions of these By-Laws may be altered or repealed and new by-laws may be adopted at any annual meeting of the stockholders, or at any special meeting called for that purpose, and (ii) the Board of Directors shall have the power, at any regular or special meeting of the Board of Directors, to make and adopt new by-laws, or to amend, alter or repeal any of the By-Laws of the Corporation.


ADOPTED:  January 19, 1996